Exhibit T3A-6

II IIIII I 1111 I I 111111 II II II II DATE DOCUMENT ID DESCRIPTION FILING EXPED CERT COPY 11/13/2017 201731703330 DOMESTIC FOR PROFIT LLC- ARTICLES OF 99.00 300.00 0.00 0.00 ORG (LCP) Receipt This is not a bill. Please do not remit payment. GORDONBIBART. LLC 450 W. WILSON BRIDGE ROAD SUITE 340 WORTHINGTON, OH 43085 S TAT E OF 0 HI 0 CERTIFICATE Ohio Secretary of State, Jon Husted 4094793 It is hereby certified that the Secretary of State of Ohio has custody of the business records for CANNASCEND ALTERNATIVE, LLC and, that said business records show the filing and recording of: Document( s) Document No(s): DOMESTIC FOR PROFIT LLC -ARTICLES OF ORG 201731703330 Effective Date: 11/13/2017 Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 13th day of November, AD. 2017. United States of America ~/1-st;;/ State of Ohio Office of the Secretary of State Ohio Secretary of State

Form 533A Prescribed by: Date Electronically Filed: 11/13/2017 Toll Free: (877) SOS~FILE (877~767~3453) I Central Ohio: (614) 466~3910 JON IHUSTED www.OhioSecretaryofState. gov II busserv@OhioSecretaryofState.gov Ohio Secretary of State File online or for more information: www. OHBusinessCentrai.com For screen readers follow instructions located at this path. Articles of Organization for a Domestic Limited Liability Company Filing Fee: $99 Form Must Be Typed CHECK ONLY ONE (1) BOX (1) Articles of Organization for Domestic (2) Articles of Organization for Domestic [!] For-Profit Limited Liability Company 0 Nonprofit Limited Liability Company (115-LCA) (115-LCA) Name of Limited Liability Company lcANNASCEND ALTERNATIVE, LLC (The legal existence of the corporation begins upon the Optional: Effective Date (MM/DDIYYYY) l11 /13/2017 filing of the articles or on a later date specified that is not more than ninety days after filing.) Optional: This limited liability company shall exist for Period of Existence Optional: Purpose ** Note for Nonprofit LLCs The Secretary of State does not grant tax exempt status. Filing with our office is not sufficient to obtain state or federal tax exemptions. Contact the Ohio Department of Taxation and the Internal Revenue Service to ensure that the nonprofit limited liability company secures the proper state and federal tax exemptions. These agencies may require that a purpose clause be provided. ** 533A Page 1 of 3 Last Revised: 09/24/2015

Original Appointment of Statutory Agent The undersigned authorized member(s), manager(s) or representative(s) of lcANNASCEND ALTERNATIVE, LLC (Name of Limited Liability Company) hereby appoint the following to be Statutory Agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is: lsTATUENT, INC. (Name of Statutory Agent) 1450 W. WILSON BRIDGE RD STE 340 (Mailing Address) !woRTHINGTON 143085 (Mailing City) (Mailing State) (Mailing ZIP Code) Acceptance of Appointment The Unde~~ned, Lls_T_A_T_U_E_N_T_,_I_N_C_.~~~~~~~~~~~~~~~~~~~~~~~ , named herein as the (Name of Statutory Agent) Statutory agent for lcANNASCEND ALTERNATIVE, LLC (Name of Limited Liability Company) hereby acknowledges and accepts the appointment of statutory agent for said limited liability company. Statutory Agent Signature IsUSAN L. STRAYER, MEMBER (Individual Agent’s Signature I Signature on Behalf of Business Serving as Agent)

By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document. Required IGORDONBIBART, LLC Articles and original Signature appointment of agent must be signed by a member, manager IsUSAN L. STRAYER, MEMBER or other representative. By (if applicable) If the authorized representative is an individual , then they must sign in the “signature” box and print his/her name in the “Print Name” box. Print Name If the authorized representative is a business entity, not an individual, then please print the entity name in the Signature “signature” box, an authorized representative of the business entity must sign in the “By” box By (if applicable) and print his/her name and title/authority in the “Print Name” box. Print Name Signature By (if applicable) Print Name